UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2009

THESTREET.COM, INC.

(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-25779	06-1515824
(Commission File Number)	(IRS Employer Identification No.)

14 WALL STREET, 15TH FLOOR
NEW YORK, NEW YORK 10005

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (212) 321-5000

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

On December 18, 2009, TheStreet.com, Inc. (the “Company”) sold all of its membership interest in its Promotions.com LLC subsidiary, through which it operated its Promotion.com business unit (the “Sale” of “Promotions.com”), for an aggregate price of approximately $3.1 million (the “Sale Price”).  The purchaser (the “Purchaser”) is a company owned by the managers of the Promotions.com business, who prior to the closing were employees of the Company.  In connection with the Sale, the Company received a payment of $1.0 million in cash and notes in an aggregate principal amount of approximately $2.1 million.  The notes are payable in six equal monthly installments commencing April 1, 2010.  The Company was granted a security interest in the securities and assets of the Promotions.com business until the notes are fully paid, and one of the notes (with a principal amount of $0.3 million) is guaranteed by the principals of the Purchaser.  In the event that, prior to December 18, 2011, there is a change in control of the Purchaser or all or substantially all of the assets of the Promotions.com business are sold, among other events, for consideration (as defined therein) in excess of the Sale Price, the Company will be entitled to receive an additional payment from the Purchaser, equal to 50% of such excess if the event occurs on or before December 18, 2010 and 25% of such excess if the event occurs after December 18, 2010 and prior to December 18, 2011.

Item 3.02  Unregistered Sales of Equity Securities.

On December 16, 2009, the Company, through a wholly-owned acquisition subsidiary, acquired all of the outstanding securities of a subscription marketing services company (the “Acquisition”).  As partial consideration for the Acquisition, the Company issued to the target company’s stockholders 647,901  shares of the Company’s common stock (the “Stock”), a portion of which was placed in escrow pursuant to the terms of an escrow agreement entered into in connection with the Acquisition.

The Stock issued in connection with the Acquisition was unregistered and exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, based upon representations that the Company has obtained from each target company stockholder receiving Stock in the Acquisition that such stockholder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.  The Company has not granted the recipients any registration rights with respect to the Stock.

Item 9.01  Financial Statements and Exhibits

(b)           Pro formal financial information

Certain pro forma financial information required by this item with respect to the Sale is attached as Exhibit 99.1 to this report (the “Exhibit”).  Additional pro forma financial information required by this item and the final gain or loss on the Sale will be provided by an amendment to this report following conclusion of the Company’s previously-announced review of accounting matters related to the Promotions.com business unit.

(d)           Exhibits

Exhibit
Number               Description

99.1                      Pro Forma Financial Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THESTREET.COM, INC.

Date: December 22, 2009	By:	/s/ Gregory Barton
Gregory Barton
Executive Vice President, Business and Legal Affairs, General Counsel & Secretary